 As filed with the Securities and Exchange Commission on May 1, 2015

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSTORM HOLDINGS, INC.

(Exact name of registrant in its charter)

Delaware	4813	45-3733512
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

31244 Palos Verdes Dr W, Ste 245

Rancho Palos Verdes, CA 90275-5370

Tel.: (424) 327-2991

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader, P.C.

101 Grovers Mille Road, Suite 200

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

 Fax No.: (609) 275-4511

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,172,000	$0.72	$843,840	$98.05

(1)	Represents an aggregate of (i) 1,172,000 shares of common stock being registered for resale on behalf of the selling stockholders of such securities and (ii) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Share price determined based upon the average of the bid and asked price quoted on the OTCQB as of April 30, 2015.

Powerstorm Holdings, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Next Fuel, Inc. and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Preliminary Prospectus	Subject to completion, dated ________, 2015

POWERSTORM HOLDINGS, INC.

1,172,000 SHARES OF COMMON STOCK

This prospectus relates to 1,172,000 shares of common stock of Powerstorm Holdings, Inc. which may be offered by the selling stockholders for their own account.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The shares of common stock being offered by the selling shareholders pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling stockholders to the public without restriction. Each of the selling stockholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling stockholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 7 of this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [ ] to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

POWERSTORM HOLDINGS, INC.

The Date of This Prospectus is: May 1, 2015

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the Company’s individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the Company and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Powerstorm” “Company,” “we,” “us” and “our” refer to Powerstorm Holdings, Inc..

Overview

Powerstorm Capital Corp. was formed on October 11, 2011 in the state of Delaware. On February 25, 2015, Powerstorm Capital Corp. filed a Certificate of Amendment to the Certificate of Incorporation changing its name to Powerstorm Holdings, Inc. (“we”, “Powerstorm” or the “Company”) d/b/a Powerstorm ESS. The Company is a manufacturer of hybrid energy storage systems that provides reliable off-grid solutions to: a) service providers such as telecom tower operators, managed network operators (MNOs), data centers, mining companies, hospitals, b) rural communities and, c) the residential/home use and disaster recovery market.

Where You Can Find Us

Our principal executive office is located at 31244 Palos Verdes Drive W., Suite 245, Rancho Palos Verdes CA 90275. Our telephone number is (424) 327-2993. Our website is https://www.powerstormess.com.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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The Offering

Common stock offered by selling security 1,172,000 shares of common stock. This number represents 5.42% of our current outstanding common stock (1).

Common stock outstanding before the offering	21,639,240

Common stock outstanding after the offering	21,639,240 common shares as of April 30, 2015

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

OTC Trading Symbol	PSTO

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1)	Based on 21,639,240 shares of common stock outstanding as of April 30, 2015

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RISK FACTORS

The Shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our securities. You should carefully consider the risks described below and the other information in this Memorandum before investing in our Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our ability to continue as a going concern

The Company is an early stage company and has incurred an accumulated loss of $4,234,511 since inception. The Company has negative working capital of $91,415 as of December 31, 2014 and will require additional funds to finance its business plan for the next twelve months. Due to the early-stage nature of the Company, the Company expects to incur additional losses in the immediate future. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company’s Chief Executive Officer has historically provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses.

We are an early stage company and this makes it difficult to evaluate our business and future prospects.

For financial accounting purposes, our Company is in its early-stage so its operations will be subject to all risks inherent in the establishment of a new business. Included in these risks are our limited capital, corporate infrastructure and marketing arrangements. Our management team is experienced but new to its intended field and well supported by industry experts and consultants. Our Company’s total service lines have had no commercial exposure or sales. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses.

We may fail to continue to attract, develop and retain key management, which could negatively impact our operating results.

We depend on the performance of our executive officers. The loss of our senior management could negatively impact our operating results and our ability to execute our business strategy. We do not have “key person” life insurance policies on any of our employees.

Our future success depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in the telecommunications equipment industry is intense. Additionally, we depend on our ability to train and develop skilled sales people and an inability to do so would significantly harm our growth prospects and operating performance.

Our business may suffer if we are not successful in our efforts to keep up with a rapidly changing market.

The market for the energy storage solutions market we sell in is characterized by technological changes, evolving industry standards, changing customer needs and frequent new equipment and service introductions. Our future success in addressing the needs of our customers will depend, in part, on our ability to timely and cost-effectively:

o	respond to emerging industry standards and other technological changes;
o	develop our internal technical capabilities and expertise;
o	broaden our equipment and service offerings; and
o	adapt our services to new technologies as they emerge.

Our failure in any of these areas could harm our business.

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We are an ‘emerging growth company” and any decision on our part to comply only with certain reduced disclosure requirements applicable to ‘emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

We do not expect our cash or cash equivalents will be sufficient to fund operations for the next twelve (12) months. We expect we will need to obtain funds from additional financing or other sources for our business activities. If we do not receive these funds, we would need to reduce, delay or eliminate some of our expenditures.

We have a history of only nominal revenues, have incurred significant losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our electric drive systems, battery systems, renewable energy storage devices and electric vehicles as well as operating and expanding our business.

We have a history of only nominal revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from the company’s Chief Executive Officer to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of December 31, 2014, we had an accumulated deficit of $4,234,511 and a net loss of $4,003,062 for the year then ended. We cannot predict when we will become profitable or if we ever will become profitable. We may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully producing and selling our MESS and zeroXess solutions.

Our significant losses have resulted principally from costs incurred in connection with the development of our products and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned production and sale of our energy storage systems the MESS and zeroXess. Since we have no significant operating history, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs thereby adversely affecting our operations and the price of our common stock.

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We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. In addition, our senior secured convertible debentures contain covenants that include restrictions on our ability to pay dividends on our common stock.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts and adversely affect the price of our common stock.

We have very limited operating experience; therefore, regardless of the viability or market acceptance of our products, we may be unable to achieve profitability or realize our other business goals.

The company has not begun the production of our products. We have been engaged primarily in research and development of the MESS and zeroXess. Our success will depend in large part on our ability to address problems, expenses and delays frequently associated with bringing a new product to market. We may not be able to successfully sell our products even if our products prove to be a viable solution and achieve market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

The current global financial crisis and uncertainty in global economic conditions could prevent us from accurately forecasting demand for our products which could adversely affect our operating results or market share.

Market instability, including the instability of the financial condition of the International Markets, United States and the State of California, makes it increasingly difficult for us, our customers and our suppliers to accurately forecast future product demand trends. Due to the forecasting difficulty caused by the unstable economic conditions, we may be unable to satisfy demand for our products which may in turn result in a loss of market share.

We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

The market for energy storage systems is relatively rapidly evolving. We cannot accurately predict the size of this market or its potential growth. Our products represent only one of the possible solutions for energy storage systems. Use of. The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Thus, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

•	the timing and necessity of substantial expenditures for the development, production and sale of our products;

•	the emergence of newer, more competitive technologies and products; · the future cost of the components used in our systems;

•	applicable regulatory requirements;

•	the reluctance of potential customers to consider new technologies;

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•	the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;

•	the failure of our products to satisfy the needs of the markets that we intend to target and the resulting lack of widespread or adequate acceptance of our products; and

•	the difficulties in managing rapid growth of operations and personnel.

The industry within which we compete is highly competitive. Many of our competitors have greater financial and other resources and greater name recognition than we do and one or more of these competitors could use their greater financial and other resources or greater name recognition to gain market share at our expense.

The industry within which we compete is highly competitive. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Competition for our products may come from current battery technologies, improvements to system technologies and new system technologies. Our target market is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted lead acid powered systems or solutions. As a result, our competitors may be able to compete more aggressively and sustain that competition over a larger period of time than we could. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

Products within the industry in which we operate are subject to rapid technological changes. If we fail to accurately anticipate and adapt to these changes, the products we sell will become obsolete, causing a decline in our sales and profitability.

The industry within which we compete is subject to rapid technological change and frequent new product introductions and enhancements which often cause product obsolescence. We believe that our future success depends on our ability to continue to enhance our existing products and technologies, and to develop and manufacture in a timely manner new products with improved technologies. We may incur substantial unanticipated costs to ensure product functionality and reliability early in its products’ life cycles. If we are not successful in the introduction and manufacture of new products or in the development and introduction, in a timely manner, of new products or enhancements to our existing products and technologies that satisfy customer needs and achieve market acceptance, our sales and profitability will decline.

We obtain some of the components and subassemblies included in our products from a limited group of suppliers, the partial or complete loss of which could have an adverse effect on our sales and profitability.

We obtain some of the components and subassemblies for our products from a limited group of suppliers. Although we seek to qualify additional suppliers, the partial or complete loss of these sources could adversely affect our sales and profitability and damage customer relationships by impeding our ability to fulfill our current customers’ orders. Further, a significant increase in the price of one or more of these components or subassemblies could adversely affect our profit margins and profitability if no lower-priced alternative source is approved.

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Fluctuation in the price, availability and quality of materials could increase our cost of goods and decrease our profitability

We purchase materials directly from various suppliers. The prices we charge for our products are dependent in part on the cost of materials used to produce them. The price, availability and quality of our materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. We do not have any long-term written agreements with any of these suppliers.

Our limited production, commercial launch activities and continued field tests could encounter problems.

We are currently conducting, and plan to continue to conduct, limited production and field tests on a number of our products as part of our product development cycle and we are working on scaling up our production capabilities. These production readiness activities and additional field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly. Some of these potential problems and delays are beyond our control. Any problem or perceived problem with our limited production and field tests could damage our reputation and the reputation of our products and delay their commercial launch.

Significant changes in government regulation may hinder our sales.

The production, distribution and sale in the United States of our products are subject to various federal, state, and local and international statutes and regulations. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled, thus adversely affecting our financial condition and operations.

If we do not properly manage foreign sales and operations, our business could suffer.

We expect that a significant portion of our future revenues will be derived from sales outside of the United States, and we may operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts. Establishment of an international market for our products may take longer and cost more to develop than we anticipate, and is subject to inherent risks, including unexpected changes in government policies, trade barriers, significant regulation, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds. As a result, if we do not properly manage foreign sales and operations, our business could suffer.

Our failure to manage our growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of growth that may impose a significant burden on our administrative, financial and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, engineers and other personnel. We may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

Compliance with regulations governing public company corporate governance and reporting is uncertain and expensive. Recent changes in our business are likely to increase our compliance costs and the amount of management time required.

As a public company, we are required to file with the SEC annual and quarterly information and other reports that are specified in Section 13 of the Securities Exchange Act of 1934, as amended, ("the Exchange Act"). We have incurred and will continue to incur significant legal, accounting, and other expenses that private companies do not incur. We incur costs associated with our public company reporting requirements and with corporate governance and disclosure requirements, including requirements under the Sarbanes-Oxley Act of 2002 (or Sarbanes-Oxley) and rules implemented by the SEC and the Financial Industry Regulatory Authority. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting and are subject to other requirements that will be burdensome and costly. We may not timely complete our analysis of our internal control over financial reporting, or these internal controls may not be determined to be effective, which could adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

We are required to file with the SEC annual and quarterly reports and other information that are specified in Section 13 of the Exchange Act. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. In addition, we are subject to other reporting and corporate governance requirements, including the requirements of listing on the OTCQB, and if listed for continuing to remain listed on the OTCQB, and certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated there under, which impose significant compliance obligations upon us. As a public company, we will be required to:

●	Prepare and distribute periodic public reports and other stockholder communications in compliance with our obligations under the federal securities laws and OTCQB rules;

●	create or expand the roles and duties of our board of directors and committees of the board;

●	maintain a more comprehensive financial reporting and disclosure compliance functions;

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●	maintain an accounting and financial reporting department, including personnel with expertise in accounting and reporting for a public company;

●	enhance and formalize closing procedures at the end of our accounting periods;

●	maintain an internal audit function;

●	enhance our investor relations function;

●	establish and maintain new internal policies, including those relating to disclosure controls and procedures; and

●	involve and retain to a greater degree outside counsel and accountants in the activities listed above.

These requirements entail a significant commitment of additional resources. We may not be successful in implementing these requirements and implementing them could adversely affect our business or results of operations. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired.

We expect to incur substantially greater expenses and diversion of management’s time and attention from the daily operations of the business, which is likely to increase our operating expenses and impair our ability to achieve profitability.

To comply with these requirements, we have evaluated and tested and intend to continue to evaluate and test our internal controls. Where necessary, we have taken and will continue taking remedial actions, to allow management to report on (and when and as required, our independent auditors to attest to), our internal control over financial reporting.

As our business continues to change, our principal executive officer and principal financial officer will continue to reassess our internal control over financial reporting and make additional changes to allow management to report on our internal control over financial reporting.

Any issuance of shares of our Common Stock or senior securities in the future could have a dilutive effect on the value of our existing stockholders’ shares.

If we raise additional funds through the issuance of equity securities or debt convertible into equity securities, the percentage of stock ownership by our existing stockholders would be reduced. In addition, such securities could have rights, preferences, and privileges senior to those of our current stockholders, which could substantially decrease the value of our securities owned by them. Depending on the share price we are able to obtain, we may have to sell a significant number of shares in order to raise the necessary amount of capital. Our stockholders may experience dilution in the value of their shares as a result.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our Common Stock and impair our ability to raise capital.

Our stock historically has been very thinly traded. Future sales of substantial amounts of our shares in the public market, or the appearance that a large number of our shares are available for sale, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our securities.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell your shares.

Secondary trading in Common Stock registered for re-sale will not be possible in any state until the Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the liquidity for the Common Stock could be significantly impacted thus causing you to realize a loss on your investment.

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Our Common Stock is a “penny stock,” and compliance with requirements for dealing in penny stocks may make it difficult for holders of our Common Stock to resell their shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quotation systems).

Penny stocks are also stocks which are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Currently and at least for the foreseeable future, our Common Stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Exchange Act. Rule 15g-2 under the Exchange Act requires a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prescribed by the SEC and certain other information related to the penny stock, the broker-dealer’s compensation in the transaction, and the other penny stocks in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement related to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements could have the effect of reducing the trading activity in the secondary market for our stock, because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third Parties or otherwise, which could have a material adverse effect on the liquidity and market price of our Common Stock.

If the estimates that we make, or the assumptions upon which we rely, in preparing our financial statements prove inaccurate, our future financial results may vary from expectations. Failure to meet expectations may decrease the market price of our securities

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, stockholders’ equity, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual performance may be higher or lower than our estimates for a variety of reasons, including unanticipated competition, regulatory actions or changes in one or more of our contractual relationships. We cannot assure you, therefore, that any of our estimates, or the assumptions underlying them, will be correct.

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If significant business or product announcements by us or our competitors cause fluctuations in our stock price, an investment in our stock may suffer a decline in value.

The market price of our Common Stock may be subject to substantial volatility as a result of announcements by us or other companies in our industry, including our collaborators and competitors. Announcements that may subject the price of our Common Stock to substantial volatility include announcements regarding:

●	our operating results, including the amount and timing of revenue generation;

●	significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

As a result, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it may be that in some future year or quarter our operating results will be below the expectations of public market analysts and investors. In that event, the price of our Common Stock would likely be materially adversely affected.

There is a low trading volume of our Common Stock in the public market for our shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

Our Common Stock trades on the OTCQB trading system. The OTCQB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTCQB as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

●	the lack of readily available price quotations;

●	the absence of consistent administrative supervision of “bid” and “ask” quotations;

●	lower trading volume; and

●	market conditions.

In addition, the value of our Common Stock could be affected by:

●	actual or anticipated variations in our operating results;

●	changes in the market valuations of other oil and gas companies;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	sales of our Common Stock or other securities in the open market;

●	changes in financial estimates by securities analysts;

●	conditions or trends in the market in which we operate;

●	changes in earnings estimates and recommendations by financial analysts;

●	our failure to meet financial analysts’ performance expectations; and

●	other events or factors, many of which are beyond our control.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration.

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Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of our shares. The trading market for our shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our shares, the trading price of our shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

Because our stock is thinly traded and our market capitalization is low, we may not be able to attract the attention of major brokerage firms or institutional investors.

Additional risks to our investors may exist because security analysts of major brokerage firms generally do not provide coverage for thinly traded securities or companies that have low market caps. Likewise, institutional investors generally do not invest in companies with low market capitalization. In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about new public businesses, there are many people in the securities industry and business in general who view companies that have been public shells with suspicion. Without brokerage firm and analyst coverage and institutional investor interest, there may be fewer people aware of our stock and our business, resulting in fewer potential buyers of our securities, less liquidity, and depressed stock prices for our investors.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have not declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

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DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 1,172,000 shares of our common stock held by 47 shareholders.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 30, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned after Offering (19)
Andrew Karigan (1)	5,000	5,000	0	0%
Catherine Girard (1)	5,000	5,000	0	0%
Christy Albeck (1)	5,000	5,000	0	0%
Dorian Bilak (1)	5,000	5,000	0	0%
Frances Bilak (1)	5,000	5,000	0	0%
T. Hale Boggs (1)	5,000	5,000	0	0%
John Cobb (1)	5,000	5,000	0	0%
Yukyon Choi (1)	5,000	5,000	0	0%
Stefan Pruteanu (1), (2)	5,000	5,000	0	0%
Livia Pruteanu (1), (2)	5,000	5,000	0	0%
Patrick Del Duca (1)	5,000	5,000	0	0%
Stefanie Magidson (1)	5,000	5,000	0	0%
Susan Blair (1)	5,000	5,000	0	0%

The Yuka I. & Daniel R. Kimbell Trust (1), (7)	5,000	5,000	0	0%
Thomas Mercurio (1)	5,000	5,000	0	0%
Rich Sootkoos (1)	5,000	5,000	0	0%
Soke Yin Foong (1)	5,000	5,000	0	0%
Richard Clemmer (1)	5,000	5,000	0	0%
Anslow & Jaclin, LLP (4)	21,000	21,000	0	0%
Donna Bonfiglio (4)	2,000	2,000	0	0%
Eric Stein (4)	3,000	3,000	0	0%
Jennifer Zammit (4)	2,000	2,000	0	0%
Bella Zaslavsky (4)	2,000	2,000	0	0%
Gajalt Rutte (1)	5,000	5,000	0	0%
Steven Fryer (1)	5,000	5,000	0	0%
American Capital Ventures (8), (9)	250,000	250,000	0	0%
Anamaria Pruteanu (5)	7,500,000	135,250	7,364,750	34.03%
Camille Moigne (3)	2,000	2,000	0	0%

Carmilla Lau (17)	250,000	250,000	0	0%
Cristian Grecu (3)	3,500	3,500	0	0%
Cristiana Dutca (3)	3,500	3,500	0	0%
Evgeniya Tkacheva (3)	3,500	3,500	0	0%
Gjalt Van Rutten Beheer	5,000	5,000	0	0%

KeyMedia Management (LTD) (5), (6)	5,681,156	135,250	5,545.906	25.63%
Kirstin Gooldy (5)	25,000	25,000	0	0%
Lucia Cioclu (3)	2,000	2,000	0	0%
Madalina Neamtu (3)	3,500	3,500	0	0%
RZ Consulting (10), (11)	1,000	1,000	0	0%
Shailesh Upreti (5)	50,000	50,000	0	0%
Sherrilee Li (18)	15,000	15,000	0	0%
Simina Macarie (3)	2,000	2,000	0	0%
Smash Street Media, LLC (12), (13)	25,000	25,000	0	0%
Stefani Trif (3)	2,000	2,000	0	0%
The Brewer Group (14), (15)	100,000	100,000	0	0%
Veronica Urjan (3)	2,000	2,000	0	0%
Victoria Burlacu (16)	31,000	31,000	0	0%
				—
TOTAL	14,082,656	1,172,000	12,892,6560	59.66%

(1) On June 30, 2012, the Company sold through Regulation D Rule 506 offering a total of 100,000 shares of common stock to 20 investors, at a price per share of $0.10 for an aggregate offering price of $10,000.

(2) Stefan Pruteanu and Livia Pruteanu are the mother and father of Anamaria Pruteanu, our President.

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(3) shares issued to consultants for in exchange for data research in December, 2013.

(4) shares issued pursuant to an agreement for legal services in connection with this offering between the Company and Anslow & Jaclin, LLP, dated October 28, 2011

(5) Affiliate shares

(6) Michel Freni, our Chief Executive Officer, is the owner of KeyMedia Management and has sole voting and investment control with respect to the shares offered.

(7) Daniel R. Kimbell has sole voting and investment control with respect to the shares offered by The Yuka I. & Daniel R. Kimbell Trust.

(8) shares issued to consultant in exchange for investor relations in October 2014.

(9) Howard Gostfrand has sole voting and investment control with respect to the shares offered by American Capital Ventures.

(10) shares issued in exchange for consulting services in September 2014.

(11) Rimma Ziskine has sole voting and investment control with respect to the shares offered by RZ Consulting.

(12) shares issued to consultant in exchange for public relations services.

(13) Mary Chung has sole voting and investment control with respect to the shares offered by Smash Street Media, LLC.

(14) shares issued to consultant in exchange for business development and marketing services in April 2015.

(15) Jack Brewer has sole voting and investment control with respect to the shares offered by The Brewer Group.

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(16) In March and July 2013, the Company sold in reliance through an exemption under Section 4(2) of the Securities Act, 250,000 shares of common stock at a price per share of $0.10 for an aggregate offering price of $25,000.

(17) shares issued to consultant in exchange for marketing and sales advisory services in March and June, 2012.

(18) served as a member of the Board of Directors within the past three years.

(19) Based upon the total outstanding shares of 21,639,240 as of April 30, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each group of persons named above, any shares that such person or persons has the right to require within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise defined above, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

-	are broker-dealers or affiliated with broker-dealers.

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There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

PLAN OF DISTRIBUTION

Each selling stockholder of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the OTC or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2015, an aggregate of 21,639,240 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities

Options

On October 15, 2013, the Board of Directors and majority of the shareholders of the Company approved an equity incentive plan (the “2013 Plan”) covering 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The purpose of the 2013 Plan is to enable Powerstorm to offer to its employees, officers, directors and consultants, whose past, present and/or potential contributions to the Company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in the Company. As of December 31, 2014, 1,690,616 options had been issued under this plan.

Transfer Agent and Registrar

We have engaged with VStock Transfer, LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman Lakind Blumstein & Blader P.C. located at 101 Grover Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the years ended December 31, 2014 and 2013 included in this prospectus and the Registration Statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DISCRIPTION OF BUSINESS

Corporate History and Background

Powerstorm Capital Corp. was formed on October 11, 2011 in the state of Delaware. On February 25, 2015, Powerstorm Capital Corp. filed a Certificate of Amendment to the Certificate of Incorporation changing its name to Powerstorm Holdings, Inc. (“we”, “Powerstorm” or the “Company”) d/b/a Powerstorm ESS. The Company is a manufacturer of hybrid energy storage systems that provides reliable off-grid solutions to: a) service providers such as telecom tower operators, managed network operators (MNOs), data centers, mining companies, hospitals, b) rural communities and, c) the residential/home use and disaster recovery market.

Powerstorm is a fairly new company, and to date, our growth efforts have been focused primarily on refinement of our business model, finalizing the design and development of two initial energy storage products, filing patents, preparing for a full market launch, hiring key personnel, and preparing to raise expansion capital. The management team has identified its target markets and its target customers, however the Company does not currently have any written or oral commitments to provide products or services to customers. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we may either have to suspend or cease our expansion plans.

Our Business

Powerstorm intends to serve the strong, growing demand for off-grid, Micro Grid energy storage systems worldwide, and in particular in emerging markets, while helping bring power to the 1.3 billion people living in energy poverty with virtually no connection to the rest of the world. We are focused on developing and delivering innovative, power agnostic, best-in-class, green, turnkey power management and energy storage solutions such as our Modular Energy Storage Solution (“MESS”), and our residential solution, “zeroXess.”

MESS is a containerized and optimized hybrid energy solution that can provide renewable and reliable off-grid power. The MESS container has a diesel generator/alternator combined with our Lithium Ion battery-based system and powered by Solar and/or Wind Turbines. The MESS unit is equipped with our patent pending remote monitoring system, the “digital brain” that incorporates and covers the BMS, TMS and NMS. The MESS is plug-and-play and can be operational within a single day when set up and tested by technicians.

The MESS is designed to support rural communities and service providers such as telecom tower operators, data centers, mines and hospitals, each serving as anchor points for our entrance into the surrounding communities. Our customers will experience reduced dependence on increasingly expensive diesel fuel, reduced OPEX and CAPEX, reduced energy cost, longer system life, ease of expansion, upgrade and scalability, and overall stable and reliable energy flow.

A single MESS unit is capable of powering an entire rural community with green alternative energy, allowing for comprehensive ancillary augmentations that will expand into clean water, healthcare, Internet access, and other benefits. Given that our MESS units are plug and play and operational within twenty four hours of delivery, they make for a fantastic solution in humanitarian aid and relief efforts including disaster recovery, war zones, disease epidemics, etc. This supports the company’s mission of making a difference. Our system has the capacity to immediately change the quality of life for users.

The zeroXess system is an off-grid solar lighting kit that is convenient and compact. It is powered by a 12 volt 4500 mAh lithium-ion battery pack and a 25-watt solar panel to provide renewable energy. The zeroXess system features an 8-hour battery life and 6 extra bright, 15-1 watt hanging LED lights, 4 USB chargers with AC adapter, external speakers and fully integrated and network connected interface for basic internet access. The systems have a sleek and stylish design and come in five (5) gorgeous colors.

The zeroXess is capable of providing off-grid solar lighting for personal use in small houses in established and emerging rural markets, in humanitarian relief, disaster recovery efforts, and camping.

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Competition

Competition to Powerstorm’s hybrid energy solutions business comes primarily from large Original Equipment Manufacturers (OEM’s) that provide on-grid, high-end solutions for developed markets with fiscal resources to spill over into emerging markets. Their competitive advantages include brand recognition, global technical and operations personnel, and access to market expansion capital. Added competition comes from systems integrators who have technical teams on the ground in a variety of emerging markets and can provide highly competitive pricing. However, the current market demand is so great that it is outpacing the energy storage systems providers’ ability to service the demand. There are many market factors contributing to this, including the fact that as many as 1.3 billion people currently live without electricity, creating a very large pool of people available to service.

Intellectual Property

We have filed two patents that are currently pending for our Digital Brain and zeroXess. We have also applied for various trademarks with the U.S. Patent and Trademark office relating to the types of services we provide. The application was for the mark “POWERSTORM”, as a service mark for consulting in the field of maintenance and repair of telecommunications networks, apparatus, and instruments, in the field of voice, data and documents via telecommunication networks. The mark consists of standard characters without claim to any particular font, style, size, or color. Our trademark application was accepted by the Patent and Trademark Office on July 10, 2012, and registered for use on July 24, 2012.

Employees

As of April 30, 2015, the Company has three executive level independent contractors, Chief Executive Officer and Chairman, Michel J Freni, our President, Anamaria Pruteanu, and our Chief Financial Officer, Kirstin Gooldy. The Company also has three consulting contractors and three interns.

Corporation Information

Our principal executive office is located at 31244 Palos Verdes Drive W., Suite 245, Rancho Palos Verdes CA 90275. Our telephone number is (424) 327-2993. Our website is https://www.powerstormcapital.com

Other Information

News and information about Powerstorm Holdings, Inc. is available on and/or may be accessed through our website, https://powerstormcapital.com. In addition to news and other information about our company, we have provided access through this site to our filings with the SEC as soon as reasonably practicable after we file or furnish them electronically. Information on our website does not constitute part of and is not incorporated by reference into this registration statement or any other report we file or furnish with the SEC. You may also read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our corporate office is located at 31244 Palos Verdes Dr. W., Suite 245, Rancho Palos Verdes, CA 90275-5370. We have a written lease, dated October 18, 2013 for a term of 24 months with a monthly rent of $2,500 per month. The Company entered into a lease addendum on March 11, 2015 expanding its offices. The monthly rent will increase to $4,800 per month starting August 1, 2015. The lease term is through 2021.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which Powerstorm is a party or in which any director, officer, or affiliate of Powerstorm, or any owner of record or beneficially of more than 5% of any class of voting securities of Powerstorm, or any other security holder is a party adverse to Powerstorm or has a material interest adverse to Powerstorm. Powerstorm’s property is not the subject of any pending legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may harm our business. The Company is not currently involved in any pending litigation matters, and we are not aware of any potential claims that we believe may have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Item 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

On July 1, 2013, our shares of common stock were approved for quotation on the OTC Market under the symbol “PSTO.”

Price Range of Common Stock

The following table represents the closing high and low bid information for our common stock during the last two fiscal years as reported by the OTC Bulletin Board.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  The market for our common stock is sporadic and our stock is thinly traded.

2014	High	Low
First Quarter	$2.00	$2.00
Second Quarter	$2.00	$2.00
Third Quarter	$1.00	$1.00
Fourth Quarter	$2.00	$.07

2013	High		Low
First Quarter	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A
Fourth Quarter	$	N/A	$	N/A

Holders

As of April 30, 2015, we had 47 shareholders of our common stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our Common Stock is VStock Transfer located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (646) 536-3179.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Powerstorm intends to serve the strong, growing demand for off-grid, Micro Grid energy storage systems worldwide, and in particular in emerging markets, while helping bring power to the 1.3 billion people living in energy poverty with virtually no connection to the rest of the world. We are focused on developing and delivering innovative, power agnostic, best-in-class, green, turnkey power management and energy storage solutions such as our Modular Energy Storage Solution (“MESS”), and our residential solution, “zeroXess.”

MESS is a containerized and optimized hybrid energy solution that can provide renewable and reliable off-grid power. The MESS container has a diesel generator/alternator combined with our Lithium Ion battery-based system and powered by Solar and/or Wind Turbines. The MESS unit is equipped with our patent pending remote monitoring system, the “digital brain” that incorporates and covers the BMS, TMS and NMS. The MESS is plug-and-play and can be operational within a single day when set up and tested by technicians.

The MESS is designed to support rural communities and service providers such as telecom tower operators, data centers, mines and hospitals, each serving as anchor points for our entrance into the surrounding communities. Our customers will experience reduced dependence on increasingly expensive diesel fuel, reduced OPEX and CAPEX, reduced energy cost, longer system life, ease of expansion, upgrade and scalability, and overall stable and reliable energy flow.

A single MESS unit is capable of powering an entire rural community with green alternative energy, allowing for comprehensive ancillary augmentations that will expand into clean water, healthcare, Internet access, and other benefits. Given that our MESS units are plug and play and operational within twenty four hours of delivery, they make for a fantastic solution in humanitarian aid and relief efforts including disaster recovery, war zones, disease epidemics, etc. This supports the company’s mission of making a difference. Our system has the capacity to immediately change the quality of life for users.

The zeroXess system is an off-grid solar lighting kit that is convenient and compact. It is powered by a 12 volt 4500 mAh lithium-ion battery pack and a 25-watt solar panel to provide renewable energy. The zeroXess system features an 8-hour battery life and 6 extra bright, 15-1 watt hanging LED lights, 4 USB chargers with AC adapter, external speakers and fully integrated and network connected interface for basic internet access. The systems have a sleek and stylish design and come in five (5) gorgeous colors.

The zeroXess is capable of providing off-grid solar lighting for personal use in small houses in established and emerging rural markets, in humanitarian relief, disaster recovery efforts, and camping.

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Plan of Operation

During the next 12 months, we plan to build our operations and begin delivering hybrid power solutions to customers. Our principal objectives include the development of our manufacturing site and our supply chain protocols, establishing both sales and sales management teams, and arranging pilot sites for our hybrid system. We anticipate prototype development for zeroXess will be complete in Q2 of 2015. MESS’ prototype development and product testing will be complete by Q3 of 2015, and we anticipate that we will be delivering our first pilot orders by the end of Q4 of 2015.

The success of our business plan is based on the following assumptions:

•	The successful establishment of pilot sites for our MESS hybrid power solution will serve as “proof of concept” and will lead to orders for broader deployment.

•	The successful establishment of the zeroXess solution.

•	Our business intelligence database, customer relationships, market presence and brand awareness will enable us to secure pilot sites and follow-on orders, despite competition from existing integrators and OEM providers.

•	The ability to continue to fund our operations and make payments on our financial obligations.

There can be no assurance that these assumptions will be correct. If these assumptions prove incorrect, it will affect our ability to generate revenue and to continue our operations.

We have commenced limited operations and will require additional capital to recruit personnel to operate the business and to implement our business plan.

Over the next 12 months, our business will be generated through our management’s network of anchor point relationships, global telecommunication and cell tower operators, VARs and Government Officials and those of external consultants.

Operational Planning Activities

Powerstorm will operate as an energy storage manufacturer as it develops its proprietary technology and implements the following:

Build out US operations

Build a manufacturing plant;

Develop supply chain protocols;

Refine business intelligence database;

Hire core sales team;

Implement sales processes;

Improve infrastructure;

Finalize global marketing plan;

Establish & implement product management protocol;

Further expand pipeline of orders;

Commence installation of initial test orders

Achieve initial sales; and

Finalize additional product offerings and services.

Define product roadmap.

Finalize additional product offerings and services.

Define product roadmap;

Estimated Costs of Operations

We estimate that we will need to secure funding of approximately $1,550,000 in order to fund our operations for the next 12 months. Our budget includes $550,000 for hiring key senior positions and general administrative staff, $135,000 in legal, accounting and auditing costs, and investor relations, $70,000 towards travel and lodging and $500,000 for the development and deployment of our Hybrid Solutions and zeroXess, $115,000 for patent filings and patent related activities, and $180,000 for various marketing and promotional expenses.

During the next 12 months, besides minimum administrative and business development staff, Powerstorm will hire consultants and engineering services on a project-by-project basis. At this time, Company management, with the exception of the Chief Financial Officer, will not receive a salary and will only be compensated for their travel and other business related expenses.

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Results of Operations

	Year Ended December 31, 2014	Year Ended December 31, 2013
Revenues	$79,728	$-
Revenues – related party	49,235	32,061
Cost of revenues – related party	(65,756)	-
Total operating expenses	(4,080,294)	(161,798)
Gain on forgiveness of debt	14,025	-
Other Income	-	270
Net loss	$(4,003,062)	$(129,467)

For the Years ended December 31, 2014 and 2013

Revenues

We recognized revenue of $79,728 from the sale of a generator during the year ended December 31, 2014.

We also generated revenues from consulting and advisory services from a related party (a European entity owned by a significant shareholder and officer of the Company) of $49,235 and $32,061 during the years ended December 31, 2014 and 2013, respectively. The consulting services are rendered to Powerstorm Amsterdam.

Cost of Revenues

We also incurred cost of sales of $65,756 during 2014 related to the sale of a generator we acquired from a related party.

Operating Expenses

We incurred total operating expenses of $ 4,080,294 and $161,798 for the years ended December 31, 2014 and 2013, respectively. The increase of $3,918,496 over the prior year was primarily due to share based compensation incurred related to officers, the Board of Advisors and consultants in connection with the business development.

Gain on Forgiveness of Debt

We recognized a gain on forgiveness of debt of $14,025 during the year ended December 31, 2014 from a third party vendor related to the forgiveness of legal fees.

Net Loss

During the years ended December 31, 2014 and 2013, we incurred a net loss of $4,003,062 and $129,467, respectively. The increase of $3,873,595 in net loss over the prior year was primarily due to an increase in share-based compensation paid to officers, the Board of Advisors and consultants in connection with the business development.

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Liquidity and Capital Resources

Our financial condition as of December 31, 2014 and 2013 is summarized as follows:

Working Capital Deficit:

	December 31, 2014	December 31, 2013
Current assets	$2,771	$8,945
Current liabilities	(94,186)	(76,657)
Working capital deficit	$(91,415)	$(67,712)

Cash Flows:

	Year Ended December 31,
	2014	2013
Cash used in operating activities	$(207,522)	$(89,355)
Cash used in investing activities	(3,354)	(2,690)
Cash provided by financing activities	203,828	96,029
Net increase (decrease) in cash	$(7,048)	$3,984

We had a working capital deficit of $91,415 at December 31, 2014, which indicates substantial doubt as to our ability to continue as a going concern.

For the years ended December 31, 2014 and 2013, our Chief Executive Officer made contributions to fund our operations. We will have to raise additional capital over the next twelve months to meet our current administrative expenses and execute our business plan.

We plan to secure financing through the issuance of equity or debt. If we are not able to generate sufficient funds from any private placement, public offerings, or bank financings, we will need to raise additional working capital through other sources.

Our resources were insufficient to effectuate our inaugural business plan dated June 13, 2013, that extended through the period ended December 31, 2014. We expect to incur a minimum of $1,550,000 in operating expenses during the subsequent 12 months of operations.

We had previously indicated that we would have to raise the funds to pay for these expenses. We may have to borrow money from founders or shareholders, issue debt or equity, or enter into a strategic arrangement with a third party. There is no assurance that we will secure additional capital. There currently are no agreements, arrangements, or understandings that would enable us to obtain funds through bank loans, lines of credit, or any other source. If we are unable to raise funds for acquisitions it will have a severe negative impact on our ability to execute our business plans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Estimates

In preparing our financial statements, we make estimates and assumptions that affect the accounting for and recognition and disclosure of assets, liabilities, equity, revenues and expenses. We must make these estimates and assumptions because certain information that we use is dependent on future events, cannot be calculated with a high degree of precision from data available or simply cannot be readily calculated based on generally accepted methods. In some cases, these estimates are particularly difficult to determine and we must exercise significant judgment. We periodically evaluate our estimates and judgments that are most critical in nature. We believe that the following discussion of critical accounting policies address all important accounting areas where the nature of accounting estimates or assumptions is material due to the levels of subjectivity and judgment. Actual results could differ materially from the estimates and assumptions that we use in the preparation of our financial statements.

Share-Based Compensation

The Company accounts for its share-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock option. The fair value is recognized as expense, over the requisite service period, which is generally the vesting periods or the period before the vesting date of the respective award on a straight-line basis.

Recent Accounting Pronouncements

In 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during 2014.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Directors, Executive Officers and Corporate Governance

The following table sets forth the names, ages, positions and dates of appointment of our directors and executive officers.

Name	Age	Position	Date Appointed

Michel J. Freni	63	Chief Executive Officer and Chairman of the Board	October 10, 2011

Anamaria Pruteanu	48	President	October 10, 2011

Kirstin L. Gooldy	46	Chief Financial Officer, Director	October 15, 2014

Dr. Shailesh Upreti	36	Chief Technology Officer	February 1, 2014

The business background and descriptions of the appointed directors and officers are as follows:

Michel J. Freni, Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer

Mr. Freni holds a Bachelor of Marketing (NIMA) from ISW Amsterdam. In addition to his position at Powerstorm, he currently serves as President and chairman of the Board of BoardPower Inc. since 2009, and is a Founder and Chairman of the Board of AmKoDiA (American Korean Digital Avenue), a privately held entrepreneurial start-up fund. Since 1994, he has been the President and Chairman of KeyMedia Management, Inc.; a Hong Kong based consulting company. He is an innovative corporate development specialist and strategic architect and investor with more than 20 years of proven success in a variety of global markets and industries, including consumer electronics, media, entertainment, and telecom. He serves several start-up and mid-sized companies as an advisor or board member, including his position as a director of Commodore International (CDRL), a public company, from 2005 through 2006 and chairman of the board of BoardPower, Inc. since 2009.

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BoardPower, Mr. Freni’s latest endeavor, is an advisory firm that serves as the external thinking partner for CEOs and other executives. As President, Mr. Freni counsels CEOs by exploring sensitive issues in a confidential setting, asking questions in a spirit of curiosity and openness, and providing practical suggestions based on real-world corporate experience.

Previously, Mr. Freni was Chairman of the Board of Commodore International, a consumer electronics company. During his tenure, Commodore successfully raised $25 million in a PIPE offering; merged two Dutch companies in a cross-border reorganization, emerging as an OTC-listed company; and increased market share by 100%.

Mr. Freni currently lives and works in the United States. He is fluent in English, Dutch, and German.

Anamaria Pruteanu, President

Ms. Pruteanu holds a Bachelor of Science in Economics from the University of Utah and a Global Executive MBA from the Georgetown University McDonough School of Business. As President, she is responsible for spearheading and managing the growth of Powerstorm. She has an entrepreneurial and innovative management style, a strong vision for growth and profitability, and great intuition for identifying trends and new markets. Since 2008, Ms. Pruteanu has served as the Chief Executive Officer of Telco Dynamics, Brasov RO. she oversees various aspects of the telecommunication business including product acquisition, sales, marketing, new business development, public relations, logistics, engineering, operations, human resources, finance, and inventory control. Prior to 2008, Ms. Pruteanu had worked for ERS Communications in Marina del Ray, California

Anamaria has over a decade of experience as a senior executive in the global telecommunications infrastructure industry involved in sales, marketing, and strategic dealings. She understands global telecom, both in the Western world and emerging markets, and is adept at navigating regulatory and licensing requirements worldwide. Anamaria has significant experience in supporting the deployment and maintenance of network infrastructure in a variety of markets, and she has negotiated transactions with multinational entities and governmental authorities. Powerstorm benefits greatly from her business network, which stretches across multiple continents.

Anamaria is fluent in English, Spanish, French, Italian, and Romanian, and has a good understanding of other European languages. She is accustomed to working in and managing multi-cultural and multi-lingual environments.

On a personal level, Anamaria actively supports Blue Heron Foundation, an organization dedicated to improving the quality of life of Romania’s orphaned and abandoned children.

Kirstin L. Gooldy, Chief Financial Officer

Ms. Gooldy brings over 20 years of operations, corporate finance and capital markets experience to Powerstorm Holdings, Inc. (PSTO) having lead or managed over $500 million in financial transactions for various companies during her career. Prior to joining PSTO, she was a founding employee of a leading telecommunications company where she was responsible for various functions within corporate finance, investor relations and treasury management departments. She has extensive experience building, leading, and advising corporations through strategic start-up growth, complex restructurings, negotiating contracts and putting together capital market transactions for both debt and equity.

Kirstin’s operational experience on the client side provides tremendous resources and insights related to mergers and acquisitions, working with capital providers in the debt and equity markets, shareholder management and communication, as well as first-hand knowledge of SOX requirements. Her practical knowledge and experience in debt and equity financing is one of her many talents. In her career she lead the development of internal systems for tracking key audit controls as well as all taxing authority compliance matters.

Dr. Shailesh Upreti – Chief Technology Officer, Vice President of Research and Development

Energy & Technology Advisor| Shailesh is an expert in energy storage technology and former member of the US Department of Energy’s Frontier Research Centers at Binghamton.  He holds multiple technology patents and is published in 70 international journals. He has worked with the New York State Energy Research and Development Agency and the US Army’s Research Development and Engineering Command. Shailesh served as Co-Chairman of the International Centre for Diffraction Data (ICDD) and the American Association for the Advancement of Science and holds lateral positions with many similar global and national organizations. Shailesh holds a Ph.D. from the Indian Institute of Technology at Delhi and is a former group member of Professor Stan Whittingham at SUNY Binghamton.

Family Relationships

During the fiscal year ended December 31, 2013, our President, Anamaria Pruteanu, was married to our Chief Executive Officer and Director, Michel J. Freni. Ms. Pruteanu and Mr. Freni are no longer married as of the date of this Report. Ms. Pruteanu is the owner and President of Powerstorm Amsterdam and considered a related party

Corporate Governance

The Board has not adopted corporate governance principles. Currently, the Company’s Chief Executive Officer also holds the position of Chairman of the Board of Directors.  In the future, however, the Board may reconsider whether its Chief Executive Officer should also serve as Board Chairman.

Audit Committee and Financial Expert

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors.

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Compensation Committee and Nominating Committee

We currently do not have a compensation committee or a nominating committee. Our board of directors is responsible for determining compensation for our officers and directors. Nominations for election to our board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Code of Ethics

We have adopted a code of ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board of Directors

Our directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the Chairman may be removed at any time by the Board of Directors or the Chairman. Any officer may resign at any time by giving written notice of his resignation to the Chairman or to the Secretary. Any vacancy occurring in any office of Chairman of the Board, President, Vice President, Secretary or Treasurer shall be filled by the Board of Directors. Any vacancy occurring in any other office may be filled by the Chairman.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to our executive officers for all services rendered in all capacities to us in fiscal years 2013 and 2014.  These executive officers are referred to as the “named executive officers” throughout this Registration Statement.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for fiscal years 2013 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Michel Freni, CEO	2013	0	0	0		0		0	0	0	$0
	2014	0	0	1,347,921	(1),(5)	2,026,510	(2)	0	0		3,374,431	(5)

Kirstin Gooldy, CFO	2013	0	0	0		0		0	0	0	$0
	2014	10,000	0	37,500	(3)	386,724	(4),(5)	0	0		432,224	(5)

Dr. Shailish Upreti , CTO	2013	0	0	0		0		0	0	0	$0
	2014		0	50,000	(6)	0		0	0		50,000

(1)

During the year ended December 31, 2014, the Company issued 1,038,314 shares of our common stock to the Company’s Chief Executive Officer. The fair grant date fair value of that common stock exceeded the $170,354 of advances owed. That incremental difference of $1,347,921 was recorded as stock-based compensation.

(2)	During the year ended December 31, 2014, the Company granted 1,360,910 fully vested stock options to the Company’s Chief Executive Officer. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.55 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The Company recorded $2,026,510 of stock-based compensation expenses during the year ending December 31, 2014 in connection with these stock options.

(3)	During December 2014, the Company issued 25,000 shares of common stock to its Chief Financial Officer for compensation. The shares were valued at the grant date fair value of the common stock issued of $37,500.

(4)	On December 31, 2014, the Company granted 259,706 fully vested stock options to the Company’s Chief Financial Officer. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.43 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The grant date fair value of the stock options was $386,724 and will vest in four equal installments quarterly over one year, all of which will be expensed during 2015.

(5)	This information is updated from our disclosure in the Form 10-K for the fiscal year end December 31, 2014 the Company filed on April 8, 2015.

(6)	During September 2014, the Company issued 50,000 shares of common stock to the Company’s Chief Technology Officer. These shares were valued at the grant date fair value of the common stock issued of $50,000.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

As of April 30, 2015, the Company has employment contracts with Michel Freni and Kirstin Gooldy. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

In consideration of their services, Members of the Board of Directors shall be issued 15,000 shares and the Chairman of the Board will be issued 20,000 shares of the Company’s common stock upon the completion of a one year term, commencing on January 1, 2015 and terminating on December 31, 2015.

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Director Independence

We currently have no independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information as of the date of this annual report with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated:

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (2)
Anamaria Pruteanu	7,500,000	34.66%

Michel J. Freni (3)	13,227,741	61.13%

Kirstin L. Gooldy*	25,000	0.12%

All directors and executive officers as a group	20,730,241	95.80%

Beneficial Owner and 5% Shareholder
KeyMedia Management(4)	5,681,156	26.25%

* denotes less than 1% ownership.

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(1) Unless otherwise noted, the address of each beneficial owner is c/o Powerstorm Holdings, Inc. 31244 Palos Verdes Dr. W, Ste. 245, Rancho Palos Verdes, CA 90275-5370.

(2) Based on 21,639,240 shares of common stock issued and outstanding as of April 30, 2015 2015. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) Includes 7,546,585 shares of Common Stock held by Mr. Freni, and 5,681,156 shares of Common Stock held by KeyMedia Management, a related entity for which Mr. Freni has sole voting and investment control over the shares.

(4) KeyMedia Management’s principal is Michel J. Freni, who has sole voting and investment control over the shares.

Securities Authorized for Issuance under Equity Compensation Plan

The following table summarizes those securities authorized for issuance in 2014 in accordance with an equity compensation plan including individual compensation arrangements:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,690,616	$0.51	5,829,384
Equity Compensation Plans not Approved by Security Holders	0	0	0

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From October 10, 2011 (inception) through December 31, 2013, a related party entity advanced to the Company and made payments to several of the Company’s vendors on behalf of the Company for a total of $126,809. The Company’s President and Chairman of the Board of Directors serves as the president of this related party entity. The advances are due on demand and bear no interest.

On October 15, 2012, the Company issued 420,000 shares of common stock to this related party entity as a reimbursement for the advances and payments made and on behalf of the Company. The shares were valued at the fair value of the expense reimbursement of $42,000.

On March 22, 2013, the Company issued 137,800 shares of common stock to this related party entity as a reimbursement for the advances and payments made and on behalf of the Company. The shares were valued at the fair value of the expense reimbursement of $13,780.

On June 30, 2013, the Company issued 245,180 shares of common stock to this related party entity in full reimbursement for the advances and payments made and on behalf of the Company. The shares were valued at the fair value of the expense reimbursement of $24,518.

On September 30, 2013, the Company issued 223,401 shares of common stock to this related party entity in full reimbursement for the advances and payments made and on behalf of the Company. The shares were valued at the fair value of the expense reimbursement of $22,340.

During September 2014, the Company issued 51,500 shares of common stock to consultants for services. These shares were valued at the grant date fair value of the common stock of $51,500.

35

During the year ended December 31, 2014, the Company appointed seven new members to its Board of Advisors and granted 10,000 non-qualified stock options (70,000 in aggregate) to each advisor which vest upon one year of service. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.10 exercise price; common stock price of $0.10 - $2.15; risk free rate of 2.47%- 3.00% and volatility of 157%-159%. The grant date fair value of these stock options was $74,313.

During the year ended December 31, 2014, the Company granted 1,360,910 fully vested stock options to the Company’s Chief Executive Officer. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.55 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The Company recorded $2,026,510 of stock-based compensation expenses during the year ending December 31, 2014 in connection with these stock options.

On December 31, 2014, the Company granted 259,706 fully vested stock options to the Company’s CFO. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.43 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The grant date fair value of the stock options was $386,724 and will vest in four equal installments quarterly over one year, all of which will be expensed during 2015.

During the year ended December 31, 2014, the Company appointed seven new members to its Board of Advisors and granted 10,000 non-qualified stock options (70,000 in aggregate) to each advisor which vest upon one year of service. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.10 exercise price; common stock price of $0.10 - $2.15; risk free rate of 2.47%- 3.00% and volatility of 157%-159%. The grant date fair value of these stock options was $74,313. The Company recorded $48,082 of stock-based compensation expense during the year ending December 31, 2014 in connection with these stock options. The remaining $26,231 of stock compensation expense will be expensed during 2015.

On various dates in 2014, the Company issued 1,038,314 shares of common stock to its Chief Executive Officer as compensation and reimbursement for advances the CEO made on behalf of the Company.

As of December 31, 2014 and December 31, 2013, the Company owed KeyMedia Management, Inc. $33,045 and $24,171, respectively.

During the years ended December 31, 2014 and 2013, the Company recorded revenues of $49,235 and $32,061, respectively, from a related party (a European entity owned by a significant shareholder of the Company). During the year ended December 31, 2014, the Company recorded cost of sales of $65,756 related to a generator purchased from the same related party. No costs of sales were incurred during the year ended December 31, 2013.

On March 3, 2015, the Company appointed a new member to its board of advisors. The advisor will be granted options to purchase 10,000 shares of Common Stock of the Company on next Board Meeting and shall vest on December 31, 2015. In addition, the advisor will receive an additional 5,000 shares of Common Stock of the Company under the Company’s incentive stock option plan per month for six months in exchange for service. The additional stock options will be issued with an exercise price of $0.43 per share and the date of issuance will be September 1, 2015 with aggregate amount up to 30,000 shares. The Company will pay the advisor $1,500 in cash per month from March 1, 2015 to September 1, 2015. The payment will be deferred until the Company secures its first round of funding. The advisor will also receive 1% of the amount funded as a consulting fee at the time of funding if the advisor makes direct introduction of funds for the Company.

On March 31, 2015, the Company issued 33,046 shares to KeyMedia Management, Inc. in satisfaction of a $33,045 cash advance made by KeyMedia Management, Inc.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

All of our filings with the SEC are available to the public at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).

36

POWERSTORM HOLDINGS, INC.

(formerly Powerstorm Capital Corp.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Powerstorm Holdings, Inc.

(formerly Powerstorm Capital Corp.)
Rancho Palos Verdes, California

We have audited the accompanying balance sheets of Powerstorm Holdings, Inc. (formerly Powerstorm Capital Corp.) (the “Company”) as of December 31, 2014 and 2013 and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years then ended. Powerstorm Holdings Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powerstorm Holdings, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Powerstorm Holdings, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Powerstorm Holdings, Inc. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
April 8, 2015

F-2

POWERSTORM HOLDINGS, INC.

(formerly Powerstorm Capital Corp.)

Balance Sheets

	December 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$495	$7,543
Prepaid expenses	2,276	1,402
Total current assets	2,771	8,945

Furniture and office equipment, net	4,555	5,584
Trademarks	8,965	5,828
Other assets	2,500	2,500
TOTAL ASSETS	$18,791	$22,857

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$61,141	$52,486
Advances from related party	33,045	24,171
Total current liabilities	94,186	76,657

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.01 per share, 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 300,000,000 shares authorized; and 21,506,195 and 20,116,381 shares issued and outstanding at December 31, 2014 and 2013, respectively	21,506	20,116
Additional paid-in capital	4,137,610	157,533
Accumulated deficit	(4,234,511)	(231,449)
TOTAL STOCKHOLDERS’ DEFICIT	(75,395)	(53,800)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$18,791	$22,857

The accompanying notes are an integral part of these financial statements.

F-3

POWERSTORM HOLDINGS, CORP.

(formerly Powerstorm Capital Corp.)

Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013
Revenues	$79,728	$-
Revenues – related party	49,235	32,061
Cost of revenues – related party	(65,756)	-
Gross Profit	63,207	32,061

Operating expense
General and administrative expenses	4,080,294	161,798

Loss from operations	(4,017,087)	(129,737)

Other income	-	270
Gain on forgiveness of debt	14,025	-

NET LOSS	$(4,003,062)	$(129,467)

Loss per common share - basic and diluted	$(0.20)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	20,286,159	19,653,675

The accompanying notes are an integral part of these financial statements.

F-4

POWERSTORM HOLDINGS, INC.

(formerly Powerstorm Capital Corp.)

Statement of Changes in Stockholders’ Deficit

For the years ending December 31, 2014 and 2013

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances, December 31, 2012	-	$-	19,226,000	$19,226	$69,385	$(101,982)	$(13,371)
Shares issued for services	-	-	34,000	34	3,366	-	3,400
Shares issued for cash	-	-	250,000	250	24,750	-	25,000
Shares issued to pay for related party advances	-	-	606,381	606	60,032	-	60,638
Net loss	-	-	-	-	-	(129,467)	(129,467)
Balances, December 31, 2013	$-	$-	20,116,381	$20,116	$157,533	$(231,449)	$(53,800)
Share-based compensation	-	-	-	-	2,074,592	-	2,074,592
Shares issued for services			351,500	352	363,648	-	364,000
Capital contribution by related party	-	-	-	-	24,600	-	24,600
Shares issued for related party advances	-	-	1,038,314	1,038	1,517,237	-	1,518,275
Net loss	-	-	-	-	-	(4,003,062)	(4,003,062)
Balances, December 31, 2014	$-	$-	21,506,195	$21,506	$4,137,610	$(4,234,511)	$(75,395)

The accompanying notes are an integral part of these financial statements.

F-5

POWERSTORM HOLDINGS, INC.

(formerly Powerstorm Capital Corp.)

Statements of Cash Flows

	Year ended	Year ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities
Net loss	$(4,003,062)	$(129,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	3,786,513	3,400

Gain on forgiveness of debt	14,025	-
Depreciation expense	1,246	1,117
Changes in operating assets and liabilities:
Prepaid expenses	(874)	(2,247)
Accounts payable	(5,370)	37,842
Net cash used in operating activities	(207,522)	(89,355)

Cash flow from investing activities:
Purchase of furniture and office equipment	(217)	(1,432)
Acquisition of trademarks	(3,137)	(1,258)
Net cash used in investing activities	(3,354)	(2,690)

Cash flows from financing activities:
Issuance of common stock for cash	-	25,000
Advances from related party	203,828	71,029
Net cash provided by financing activities	203,828	96,029

Net change in cash and cash equivalents	(7,048)	3,984
Cash and cash equivalents - beginning of period	7,543	3,559
Cash and cash equivalents - end of period	$495	$7,543

Supplemental disclosure of cash flow information:
Cash paid during the period for :
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Related party advances forgiven in exchange for common stock	$170,354	$60,638
Additional paid-in capital contribution by shareholder	$24,600	$-

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS OPERATIONS

Powerstorm Capital Corp. was incorporated in Delaware on October 10, 2011 and is located in Rancho Palos Verdes, California. The Company was formerly named Powerstorm Capital Corp. and filed to change the name of the Company to Powerstorm Holdings, Inc. (the “Company”) in February 2015. The Company intends to be a manufacturer of hybrid energy storage systems that provides reliable off-grid solutions to; a) service providers such as telecom tower operators, MNO’s, data centers, mining companies, hospitals, b) rural communities and, c) the residential/home use and disaster recovery market.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of December 31, 2014 and 2013, the Company estimated allowance of $0 for doubtful accounts.

Intangible Assets

The Company’s intangible assets consist of trademarks with indefinite lives. The Company capitalizes the filing and legal fees related to the trademark registrations, which totaled $8,965 and $5,828 as of December 31, 2014 and 2013, respectively.

The Company reviews its indefinite-lived intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets. If these estimates change in the future, the Company may be required to record impairment charges for these assets. As of December 31, 2014 and 2013, no impairment was recorded.

F-7

Furniture and Office Equipment

Furniture and office equipment is stated at cost and depreciated using the straight-line method over 7 years, the estimated life of the asset. Computers and software developed or obtained for internal use are depreciated using the straight-line method over the estimated useful life of 5 years. Repairs and maintenance are charged to expense as incurred.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Revenue Recognition

The Company’s revenue generated consisted of revenues from consulting services and products sold. Revenue is recognized at the time when a price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been rendered, the products have been delivered and collectability is assured.

Share-Based Compensation

The Company accounts for its share-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock option. The fair value is recognized as expense, net of estimated forfeitures, over the requisite service period, which is generally the vesting periods or the period before the vesting date of the respective award on a straight-line basis.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. Potentially dilutive securities consisted of stock options of 1,690,616 and 0, as of December 31, 2014 and 2013, respectively.

Recent Accounting Pronouncements

In 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during 2014.

Subsequent Events

The Company evaluates subsequent events through the date when financial statements are issued for disclosure consideration.

F-8

Reclassifications

Certain accounts in the prior period were reclassified to conform to the current period financial statement presentation.

NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern and depends upon the Company’s ability to establish itself as a profitable business. The Company is an early stage company and has incurred an accumulated loss of $4,234,511 since inception. The Company has negative working capital of $91,415 and will require additional funds to finance its business plan for the next twelve months. Due to the early-stage nature of the Company, the Company expects to incur additional losses in the immediate future. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company’s Chief Executive Officer has historically provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses.

The Company is planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

NOTE 4 – FURNITURE AND OFFICE EQUIPMENT, NET

	December 31, 2014	December 31, 2013
Furniture and equipment	$5,608	$5,391
Computers and software	2,183	2,183
Less: accumulated depreciation	(3,236)	(1,990)
Furniture and office equipment, net	$4,555	$5,584

During the years ended December 31, 2014 and 2013, the Company recorded depreciation expense of $1,246 and $1,117, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2013, the Company issued 606,381 shares of common stock to KeyMedia Management, Inc. as reimbursement for the advances and payments made on behalf of the Company. The Company’s CEO, Mike Freni, is the President and Chairman of KeyMedia Management, Inc., a Hong Kong-based consulting company. The shares were valued at the fair value of the expense reimbursement of $60,638.

During 2014, the Company issued 1,038,314 shares of common stock to KeyMedia Management, Inc. as reimbursement for the advances and payments made on behalf of the Company. The shares were valued at the grant date fair value of $1,518,275.

During the years ending December 31, 2014 and 2013, KeyMedia Management, Inc. advanced the Company $203,828 and $71,029, respectively. During the years ended December 31, 2014 and 2013, the Company recorded $24,600 and $0, respectively, of the advances as capital contributions to the Company based on the instruction of the CEO. As of December 31, 2014 and 2013, the Company owed KeyMedia Management, Inc. $33,045 and $24,171, respectively.

During the years ended December 31, 2014 and 2013, the Company recorded revenues of $49,235 and $32,061, respectively, from a related party (a European entity owned by a significant shareholder of the Company). During the year ended December 31, 2014, the Company recorded cost of sales of $65,756 related to a generator purchased from the same related party. No costs of sales were incurred during the year ended December 31, 2013.

F-9

NOTE 6 – INCOME TAXES

No provision for federal income taxes has been recognized for the years ended December 31, 2014 and 2013, respectively, as the Company incurred a net operating losses for income tax purposes.

The Company has tax losses that may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards, which expire beginning the year 2031, are offset by a valuation allowance due to the uncertainty of profitable operations in the future. During the years ended December 31, 2014 and 2013, the Company had taxable losses of $216,550 and $126,067, respectively (the Company excluded $3,786,513 and $3,400 of stock-based compensation from taxable income during the years ending December 31, 2014 and 2013, respectively). The statutory tax rate for fiscal years 2014 and 2013 is 34%.

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2014 and 2013 are presented below:

	December 31, 2014	December 31, 2013
Deferred tax asset
Operating loss carry forwards	$147,560	$73,933
Less: valuation allowance	(147,560)	(73,933)
Net deferred tax asset	$-	$-

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Lease

On October 18, 2013, the Company entered into a new lease agreement with a third party to rent office premises. The lease commencement date is November 1, 2013 and ends on December 31, 2016. Per the terms of lease agreement, the schedule of monthly minimum rent is $2,500 and the Company moved into the office on November 1, 2013. The company entered into a lease addendum on March 11, 2015 expanding its offices. The monthly rent will increase to $4,800 per month starting August 1, 2015. The lease term is through 2021.

Rent expense was $30,000 and $23,702 for the years ended December 31, 2014 and 2013, respectively.

CEO employment agreement

On January 1, 2014, the Company entered into an employment agreement with its CEO, effective through December 31, 2016. Pursuant to the agreement, the CEO shall receive a minimum annualized salary of $300,000. The CEO was also eligible to receive 250,000 stock options with an exercise price of $0.55 per share and a 10 year term during 2014. On December 31, 2014, the CEO elected to receive 1,360,910 fully vested stock options to satisfy in full the Company’s employment agreement obligations for 2014.

CFO employment agreement

On December 31, 2014, the Company entered into an employment agreement with its CFO. Pursuant to the agreement, the CFO shall receive variable based compensation through March 31, 2015 and an annualized salary of $208,000 commencing on April 1, 2015 and terminating on March 31, 2018, of which 50% shall be paid in cash and 50% shall be paid in stock options. Pursuant to the employment agreement, the CFO was also issued 25,000 shares of common stock of the Company, which were expensed at the grant date fair value of $37,500 during 2014.

In addition, the CFO will be provided with a 3% ownership of the Company to be issued in common stock. The shares will vest in three equal installments on January 1, 2016, January 1, 2017 and January 1, 2018. The Company has not recorded any expense in 2014 related to this benefit, as the expense was immaterial for 2014.

F-10

NOTE 8 – GAIN ON SETTLEMENT OF ACCOUNTS PAYABLE

During the year ended December 31, 2014, the Company and a vendor reached a settlement on outstanding accounts payable. The vendor forgave $14,025 related to previous services provided and the Company recorded a gain on settlement of accounts payable of $14,025.

NOTE 9 – EQUITY

The Company is authorized to issue 305,000,000 shares of capital stock. These shares are divided into two classes with 300,000,000 shares designated as common stock at $0.001 par value and 5,000,000 shares designated as preferred stock at $0.01 par value.

During the year ended December 31, 2014, the Company issued:

-	On various dates in 2014, the Company issued 1,038,314 shares of common stock to its CEO as compensation and reimbursement for advances the CEO made on behalf of the Company. The shares were valued at the grant date fair value of $1,518,275. The issuance of these shares reduced advances owed to the CEO by the Company of $170,354.

-	During September 2014, the Company issued 51,500 shares of common stock to consultants for services. These shares were valued at the grant date fair value of the common stock of $51,500.

-	During October 2014, the Company issued 250,000 shares of common stock to a third party for services rendered. The shares were valued at the grant date fair value of the common stock issued of $250,000.

-	During November 2014, the Company issued 25,000 shares of common stock to a third party for services rendered. The shares were valued at the grant date fair value of the common stock issued of $25,000.

-	During December 2014, the Company issued 25,000 shares of common stock to its CEO for compensation. The shares were valued at the grant date fair value of the common stock issued of $37,500.

During the year ended December 31, 2013, the Company issued:

-	On March 22, 2013 - 137,800 shares of common stock to a related party entity for advances to the Company and payments made on behalf of the Company. These shares were valued at the fair value of the expense reimbursement and assets purchased of $13,780.

-	On May 2, 2013 - 50,000 shares of common stock to a third party for cash proceeds of $5,000.

-	On May 17, 2013 - 100,000 shares of common stock to a third party for cash proceeds of $10,000.

-	On June 30, 2013 - 245,180 shares of common stock to a related party entity for advances to the Company and payments made on behalf of the Company. These shares were valued at the fair value of the expense reimbursement and assets purchased of $24,518.

-	On July 21, 2013 - 100,000 shares of common stock to a third party for cash proceeds of $10,000.

-	On September 30, 2013 – 223,401 shares of common stock to related party entities for advances to the Company and payments made on behalf of the Company. These shares were valued at the fair value of the expense reimbursement of $22,340.

-	On December 31, 2013 – 34,000 shares of common stock to various third party providers for consulting and marketing services received. These shares were valued at the fair value of the service rendered of $3,400.

F-11

NOTE 10 – SHARE BASED COMPENSATION

The Company has options issued for share-based compensation, which authorize the granting of options to purchase common stock to employees, Directors and Board of Advisors of the Company at a stated exercise price. Options vest according to the terms of the grant, which may be immediately or based on the passage of time, and have a term of 10 years. Unexercised stock options terminate on the expiration date of the grant. The Company recognizes the stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period.

2013 Equity Incentive Plan

On October 15, 2013, the Board of Directors and majority of the shareholders of Powerstorm Corporation (the “Company” “Powerstorm”) approved an equity incentive plan (the “2013 Plan”) covering 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The purpose of the 2013 Plan is to enable Powerstorm to offer to its employees, officers, directors and consultants, whose past, present and/or potential contributions to the Company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in the Company.

During the year ended December 31, 2014, the Company granted 1,360,910 fully vested stock options to the Company’s Chief Executive Officer. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.55 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The Company recorded $2,026,510 of stock-based compensation expenses during the year ending December 31, 2014 in connection with these stock options.

During the year ended December 31, 2014, the Company appointed seven new members to its Board of Advisors and granted 10,000 non-qualified stock options (70,000 in aggregate) to each advisor which vest upon one year of service. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.10 exercise price; common stock price of $0.10 - $2.15; risk free rate of 2.47%- 3.00% and volatility of 157%-159%. The grant date fair value of these stock options was $74,313. The Company recorded $48,082 of stock-based compensation expense during the year ending December 31, 2014 in connection with these stock options. The remaining $26,231 of stock compensation expense will be expensed during 2015.

On December 31, 2014, the Company granted 259,706 stock options to the Company’s CFO. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.43 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The grant date fair value of the stock options was $386,724 and will vest in four equal installments quarterly over one year, all of which will be expensed during 2015.

A summary of the Company’s option activities for the year ended December 31, 2014 is as follows:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Weighted- Average Grant Date Fair Value
Options outstanding, December 31, 2013	-	$-	-	$-

Options granted	1,690,616	$0.51	10.00	$1.47

Options exercised		$-		$-

Options forfeited	-	$-	-	$-
Options outstanding at December 31, 2014	1,690,616	$0.51	9.84	$1.47

Options exercisable at December 31, 2014	1,360,910	0.55	10.00	$1.49

For the year ended December 31, 2014 and 2013, the Company recorded total share-based compensation of $3,786,513 and $3,400, respectively.

F-12

NOTE 11 – SUBSEQUENT EVENTS

On March 3, 2015, the Company appointed a new member to its board of advisors. The advisor will be granted options to purchase 10,000 shares of Common Stock of the Company on next Board Meeting and shall vest on December 31, 2015. In addition, the advisor will receive an additional 5,000 shares of Common Stock of the Company under the Company’s incentive stock option plan per month for six months in exchange for service. The additional stock options will be issued with an exercise price of $0.43 per share and the date of issuance will be September 1, 2015 with aggregate amount up to 30,000 shares. The Company will pay the advisor $1,500 in cash per month from March 1, 2015 to September 1, 2015. The payment will be deferred until the Company secures its first round of funding. The advisor will also receive 1% of the amount funded as a consulting fee at the time of funding if the advisor makes direct introduction of funds for the Company.

On March 18, 2015, the Company entered into a capital lease agreement with a third party to rent office equipment. Per the lease term, the monthly payment is $481 and the Company advanced the first time payment of $481. The lease term is 48 months and includes a $1 bargain purchase option at the end of the lease term. On April 1, 2015 the company entered into an addendum increasing the monthly payment to $565 over a lease term of 48 months.

On March 31, 2015, the Company issued 33,046 shares to KeyMedia Management, Inc. in satisfaction of a $33,045 cash advance made by KeyMedia Management, Inc.

On April 1, 2015, the Company entered into a capital lease agreement with a third party to rent office equipment. Per the lease term, the schedule of monthly payment is $896 and the Company advanced the first time payment of $896. The lease term is 36 months and includes a $1 bargain purchase option at the end of the lease term.

F-13

POWERSTORM HOLDINGS, INC.

1,172,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________, 2015

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$98

Transfer Agent Fees*	$1,500
Accounting fees and expenses*	$3,000
Legal fees and expense*	$10,000
Blue Sky fees and expenses*	$-
Miscellaneous*	$-
Total*	$14,598

*Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.

(b)         Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.

(c)          If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(d)         Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Delaware shall be made in accordance with the applicable provisions of Section 145 of the General Corporation Law of Delaware.

(e)         The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.

(f)         The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.

(g)         Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.

(h)         The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on October 10, 2011. In connection with incorporation, we issued 15,000,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On October 22, 2011, the Company entered into the Management Agreement. In connection with the Management Agreement, the Company issued 3,630,000 shares of common stock to KeyMedia for its services on October 27, 2011. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

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On November 11, 2011, the Company issued 10,000 shares of common stock to Anslow & Jaclin, LLP for its legal services. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On November 11, 2011, the Company issued 15,000 shares of common stock to Sherry Li as a signing bonus for joining the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On March 31, 2012, we issued 30,000 shares of common stock to Victoria Burlacu and on June 30, 2012 we issued 1,000 shares of common stock to Victor Burlacu in exchange for marketing and sales advisory services. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On May 26, 2012, the Company issued a total of 20,000 shares of common stock to Anslow & Jaclin, LLP and four of its employees for legal services. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

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On June 30, 2012, the Company sold through Regulation D Rule 506 offering a total of 100,000 shares of common stock to 20 investors, at a price per share of $0.10 for an aggregate offering price of $10,000. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On March 22, 2013, the Company issued a total of 137,800 shares of common to a related party entity for payment made on behalf of the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In March and July 2013, the Company sold in reliance through an exemption under Section 4(2) of the Securities Act, 250,000 shares of common stock at a price per share of $0.10 for an aggregate offering price of $25,000. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On June 30, 2013, the Company issued 245,180 shares of common stock to this related party entity in full reimbursement for the advances and payments made on behalf of the Company. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

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On September 30, 2013, the Company issued 223,401 shares of common stock to this related party entity in full reimbursement for the advances and payments made on behalf of the Company. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On December 31, 2013, 34,000 shares of common stock were issued to various third party providers for consulting and marketing services received. These shares were valued at the fair value of the service rendered of $3,400.

On various dates in 2014, the Company issued 1,038,314 shares of common stock to its CEO as compensation and reimbursement for advances the CEO made on behalf of the Company.   These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

During September 2014, the Company issued 51,500 shares of common stock to consultants for services. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

During October 2014, the Company issued 250,000 shares of common stock to a third party for services rendered. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

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During November 2014, the Company issued 25,000 shares of common stock to a third party for services rendered. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

During December 2014, the Company issued 25,000 shares of common stock to its CFO for compensation.  These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On December 31, 2014, the Company granted 259,706 stock options to the Company’s CFO. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.43 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The grant date fair value of the stock options was $386,724 and will vest in four equal installments quarterly over one year, all of which will be expensed during 2015.

During the year ended December 31, 2014, the Company granted 1,360,910 stock options to the Company’s Chief Executive Officer. The stock options were valued using the Black-Scholes option pricing model. The options were recorded at fair value using the following inputs to the valuation model; 10 year term; $0.55 exercise price; common stock price of $1.50; risk free rate of 2.17% and volatility of 156%. The Company recorded $2,026,510 of stock-based compensation expenses during the year ending December 31, 2014 in connection with these stock options.

On March 3, 2015, the Company appointed a new member to its board of advisors. The advisor will be granted options to purchase 10,000 shares of Common Stock of the Company on next Board Meeting and shall vest on December 31, 2015. In addition, the advisor will receive an additional 5,000 shares of Common Stock of the Company under the Company’s incentive stock option plan per month for six months in exchange for service. The additional stock options will be issued with an exercise price of $0.43 per share and the date of issuance will be September 1, 2015 with aggregate amount up to 30,000 shares. The Company will pay the advisor $1,500 in cash per month from March 1, 2015 to September 1, 2015. The payment will be deferred until the Company secures its first round of funding. The advisor will also receive 1% of the amount funded as a consulting fee at the time of funding if the advisor makes direct introduction of funds for the Company.

On March 31, 2015, the Company issued 33,046 shares to KeyMedia Management, Inc. in satisfaction of a $33,045 cash advance made by KeyMedia Management, Inc.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.01 (1)	Certificate of Incorporation

3.02*	Certificate of Amendment to Certificate of Incorporation, dated February 25, 2015

3.2 (1)	By-Laws

5.1 **	Legal Opinion of Szaferman Lakind Blumstein & Blader, P.C.

10.1 (1)	Management Agreement by and between Powerstorm Capital Corp. and KeyMedia Management, Inc., dated October 22, 2011.

10.2 (3)	Lease Agreement.

10.3 (4)	Lease Agreement Addendum

10.4 (2)	Form of 2013 Equity Incentive Plan

10.5 (4)	Employment agreement between Company and Michel J. Freni

10.6 (4)	Employment agreement between Company and Kirstin L. Gooldy

14.1 (1)	Code of Ethics

23.1 *	Consent of GBH CPAs, PC

23.2 **	Consent of Szaferman Lakind Blumstein & Blader, PC (filed as Exhibit 5.1)

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(1)	Filed with the Securities and Exchange Commission on October 10, 2012 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on April 2, 2014 as an exhibit to the Company’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on April 15, 2014 as an Exhibit to the Company’s 2013 Report on Form 10-K, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on April 8, 2015 as an Exhibit to the Company’s 2014 Report on Form 10-K, which exhibit is incorporated herein by reference.

(*)	Filed herewith.

(**)	To be filed by amendment

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of May 2015.

POWERSTORM HOLDINGS, INC.

By:	/s/Michel Freni
Michel Freni
Chief Financial Officer, Chairman of the Board of Directors

By:	/s/Kirstin Gooldy
Kirstin Gooldy
Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Michel J. Freni	Chief Executive Officer, Chairman of the Board of	May 1, 2015
Michel J. Freni	Directors

/s/Kirstin L. Gooldy	Chief Financial Officer, Director	May 1, 2015
Kirstin L. Gooldy

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